loanDepot Announces Final Results of Exchange Offer

Transaction will Refinance and Extend the Maturity of $477,955,000 of its Senior Notes due 2025

IRVINE, California, June 20, 2024 — (BUSINESS WIRE)—loanDepot, Inc. (NYSE: LDI) (“loanDepot”) announced today the final results of the previously announced offer by its subsidiary LD Holdings Group LLC (the “Issuer”) to exchange any and all of its outstanding 6.500% Senior Notes due 2025 (the “Old Notes”) for newly issued 8.750% Senior Secured Notes due 2027 (“New Notes”).

As of the expiration time of the exchange offer, approximately 96.0% of the Old Notes were tendered and accepted. As a result, the Issuer will pay cash totaling approximately $185 million and issue New Notes in an aggregate principal amount of $340,646,000 in exchange for the tendered Old Notes.

“The successful completion of our exchange offer is an important positive milestone achieved in our Vision 2025 Strategic Plan,” said President and Chief Executive Officer Frank Martell. “Moving forward, we have de-levered our balance sheet and significantly extended our debt maturity profile. At the same time, investments under Vision 2025 in our platforms, products and people position the company for accelerating growth and returning to profitability as the market returns to a healthier state.”

Notes to be Exchanged	CUSIP Number	Total Principal Amount Tendered and Accepted	Percent of Old Notes Tendered and Accepted	Tender Consideration(1)
6.500% Senior Notes due 2025	521088AA2 (144A) U5140UAA8 (Reg S)	$477,955,000	96.0%	$712.94 principal amount of New Notes and $387.06 in cash
(1)    For each $1,000 principal amount of Old Notes. All consideration amounts are approximate amounts and do not reflect the impact of rounding in accordance with the terms described in the Offering Memorandum.

The settlement date for the exchange offer is expected to be June 24, 2024. Following the settlement date, $19,795,000 aggregate principal amount of Old Notes will remain outstanding.

The New Notes will not be registered under the Securities Act of 1933 (“Securities Act”), or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the New Notes are being offered and issued only (i) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii)
to non-“U.S. persons” who are outside the United States (as defined in Regulation S under the
Securities Act).

The complete terms and conditions of the exchange offer and a related consent solicitation were set forth in the confidential Offering Memorandum and Consent Solicitation Statement dated May 20, 2024, as supplemented by Supplement No.1 to the Offering Memorandum and Consent Solicitation Statement dated June 4, 2024 (together, the “Offering Memorandum”).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the New Notes or any other securities or of consents. The exchange offer and consent solicitation were only made pursuant to the Offering Memorandum. The exchange offer was not made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The New Notes will not be approved or disapproved by any regulatory authority, nor will any such authority pass upon the accuracy or adequacy of the Offering Memorandum.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors, such as the satisfaction of the conditions described in the Offering Memorandum, that may cause loanDepot’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that loanDepot’s actual future results may be materially different from what loanDepot expects.

Important factors that could cause actual results to differ materially from loanDepot’s expectations are included in the section entitled “Risk Factors” set forth in the Offering Memorandum and under the caption “Risk Factors” included in loanDepot’s Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference into the Offering Memorandum. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in loanDepot’s filings. loanDepot expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About loanDepot

loanDepot (NYSE: LDI) is a leading provider of lending solutions that make the American dream of homeownership more accessible and achievable for all, especially the increasingly diverse communities of first-time homebuyers, through a broad suite of lending and real estate services that simplify one of life’s most complex transactions. Since its launch in 2010, the company has been recognized as an innovator, using its industry-leading technology to deliver a superior customer experience. Our digital-first approach makes it easier, faster and less stressful to purchase or refinance a home. Today, as one of the largest non-bank lenders in the country, loanDepot and its mellohome operating unit offer an integrated platform of lending, loan servicing, real estate and home services that support customers along their entire homeownership journey. Headquartered in Southern California and with hundreds of local market offices nationwide, loanDepot’s passionate team is dedicated to making a positive difference in the lives of their customers every day.

Investor Relations Contact:

Gerhard Erdelji
Senior Vice President, Investor Relations
(949) 822-4074
gerdelji@loandepot.com

Media Contact:
Rebecca Anderson
Senior Vice President, Communications & Public Relations
(949) 822-4024
rebeccaanderson@loandepot.com

Source: loanDepot, Inc.
LDI-IR

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